UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 16, 2021 (September 13, 2021)

KAIROS ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39841	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas

New York, New York 10105

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (917) 783-4057

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-half of one redeemable warrant	KAIRU	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Class A ordinary shares, par value $0.0001 per share	KAIR	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Redeemable warrants included as part of the units, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	KAIRW	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 13, 2021, Robert Glanville informed the board of directors (the “Board”) of Kairos Acquisition Corp., a Cayman Islands exempted company (the “Company”), of his intention to resign as chairman of the Board (“Chairman”) effective September 13, 2021. Mr. Glanville’s resignation was for personal reasons and not a result of any disagreement with the Company or any matter relating to its operations, policies or practices. Mr. Glanville will remain on the Board as an independent director.

In connection with Mr. Glanville’s resignation, Peter Bang, Chief Executive Officer of the Company and a member of the Board, is appointed as the new Chairman, effective September 13, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAIROS ACQUISITION CORP.

By:	/s/ Peter Bang
	Name:	Peter Bang
	Title:	Chief Executive Officer

Dated: September 16, 2021